Exhibit 10.1

EXECUTION COPY

SALE AND CONTRIBUTION AGREEMENT

dated as of November 30, 2018

among

THERAVANCE BIOPHARMA R&D, INC., as the Transferor,

TRIPLE ROYALTY SUB LLC, as the Transferee,

and

solely with respect to Articles V and IX and Sections 6.7, 8.2, 8.3 and 8.4,

THERAVANCE BIOPHARMA, INC.

i

ii

iii

SALE AND CONTRIBUTION AGREEMENT

This SALE AND CONTRIBUTION AGREEMENT, dated as of November 30, 2018 (this “Sale and Contribution Agreement”), is entered into among Theravance Biopharma R&D, Inc., a Cayman Islands exempted company (the “Transferor”), Triple Royalty Sub LLC, a Delaware limited liability company (the “Transferee”), and solely with respect to Articles V and IX and Sections 6.7, 8.2, 8.3 and 8.4, Theravance Biopharma, Inc., a Cayman Islands exempted company (“Theravance Biopharma”).

W I T N E S S E T H

WHEREAS, the Transferor is a direct, wholly owned subsidiary of Theravance Biopharma;

WHEREAS, prior to the Spin-Off in May 2014 from Innoviva, Innoviva assigned to TRC LLC the Strategic Alliance Agreement and all of its rights and obligations under the Collaboration Agreement with GSK, other than with respect to RELVAR® ELLIPTA®/BREO® ELLIPTA®, ANORO® ELLIPTA® and VI Monotherapy (the Strategic Alliance Agreement and the portion of the Collaboration Agreement assigned to TRC LLC, the “GSK Agreements”);

WHEREAS, on May 31, 2014, Theravance Biopharma and Innoviva entered into the TRC LLC Agreement, pursuant to which TRC LLC issued to Theravance Biopharma 2,125 Class B Units and 6,375 Class C Units, entitling Theravance Biopharma to an 85% economic interest in future payments relating to the Products that may be made by GSK pursuant to the GSK Agreements (net of the cash, if any, expected to be used in TRC LLC pursuant to the TRC LLC Agreement over the next four fiscal quarters);

WHEREAS, pursuant to the Assignment and Assumption Agreement, dated as of June 1, 2014, by and among Theravance Biopharma, as the assignor, the Transferor, as the assignee, and Innoviva, as the manager of TRC LLC and as a member of TRC LLC, Theravance Biopharma assigned all of its equity interest in TRC LLC (as represented by 2,125 Class B Units and 6,375 Class C Units) to the Transferor; and

WHEREAS, the Transferor desires to sell, contribute, assign, transfer, convey and grant to the Transferee, and the Transferee desires to purchase, acquire and accept from the Transferor, the Transferred Assets described herein, upon and subject to the terms and conditions set forth in this Sale and Contribution Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1            Defined Terms and Rules of Construction.  Capitalized terms used but not otherwise defined in this Sale and Contribution Agreement shall have the respective meanings given to such terms in Annex A attached hereto, which is hereby incorporated by reference herein.  The rules of construction set forth in Annex A attached hereto shall apply to this Sale and Contribution Agreement and are hereby incorporated by reference herein.  Not all terms defined in Annex A are used in this Sale and Contribution Agreement.

The following terms as used herein shall have the respective meanings referenced below:

“Cash Purchase Price” has the meaning set forth in Section 2.2.

“Closing” shall have the meaning set forth in Section 7.1.

“Purchase Price” shall have the meaning set forth in Section 2.2.

“Recharacterization Event” shall have the meaning set forth in Section 2.1(d).

“Retained Notes” shall have the meaning set forth in Section 2.2.

“Risk Retention Period” has the meaning set forth in Section 6.9.

“Transferee Indemnified Party” shall have the meaning set forth in Section 8.1.

“Transferor Account” shall have the meaning set forth in Section 6.4(c).

“Transferor Secured Amount” shall have the meaning set forth in Section 2.1(d).

“Transferred Assets” shall have the meaning set forth in Section 2.1(a).

“U.S. Credit Risk Retention Rules” means the final rules that mandate risk retention for securitizations as approved by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Securities and Exchange Commission, the Federal Housing Finance Agency and the Department of Housing and Urban Development.

ARTICLE II
SALE AND CONTRIBUTION OF THE TRANSFERRED ASSETS

Section 2.1            Sale and Contribution of the Transferred Assets.

(a)           Subject to the terms and conditions of this Sale and Contribution Agreement, on the Closing Date, the Transferor hereby sells, contributes, assigns, transfers, conveys and grants to the Transferee, and the Transferee hereby purchases, acquires and accepts from the Transferor, all of the Transferor’s right, title and interest as a holder of the Issuer Class C Units, including the Issuer Class C Units and any and all of the economic rights and governance, voting and other consensual rights that may arise as holder of the Issuer Class C

Units under the TRC LLC Agreement, free and clear of any and all Liens, other than those Liens created in favor of the Transferee by the Transaction Documents; provided, however, that the distribution of net cash payments to the Transferee from TRC LLC will commence with the payment related to the payment of royalties by GSK to TRC LLC in the first fiscal quarter of 2019 (collectively, the “Transferred Assets”).  For avoidance of doubt, the Transferee shall have no right, title or interest in any payment related to the payment of royalties by GSK to TRC LLC prior to the first fiscal quarter of 2019.

(b)           The Transferor and the Transferee intend and agree that the sale, contribution, assignment, transfer, conveyance and granting of the Transferred Assets under this Sale and Contribution Agreement shall be, and are, a true, complete, absolute and irrevocable contribution and sale by the Transferor to the Transferee of the Transferred Assets and that such contribution and sale shall provide the Transferee with the full benefits of ownership of the Transferred Assets.   The Transferor hereby relinquishes all title and control over the Transferred Assets upon the transfer of the Transferred Assets hereunder.  Neither the Transferor nor the Transferee intends the transactions contemplated hereby to be, or for any purpose characterized as, a loan from the Transferee to the Transferor or a pledge or assignment or a security agreement.  The Transferor waives any right to contest or otherwise assert that this Sale and Contribution Agreement does not constitute a true, complete, absolute and irrevocable sale and contribution by the Transferor to the Transferee of the Transferred Assets under Applicable Law, which waiver shall be enforceable against the Transferor in any Bankruptcy Event in respect of the Transferor.  The sale, contribution, assignment, transfer, conveyance and granting of the Transferred Assets shall be reflected on the Transferor’s financial statements and other records as a sale and contribution of assets to the Transferee (except to the extent GAAP or the rules of the SEC require otherwise with respect to the Transferor’s consolidated financial statements).

(c)           The Transferor hereby authorizes the Transferee or its designee to execute, record and file, and consents to the Transferee or its designee executing, recording and filing, at the Transferee’s sole cost and expense, financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable), and amendments thereto or assignments thereof, in such manner and in such jurisdictions as are necessary or appropriate to evidence or perfect the sale, contribution, assignment, transfer, conveyance and grant by the Transferor to the Transferee, and the purchase, acquisition and acceptance by the Transferee from the Transferor, of the Transferred Assets and to perfect the security interest in the Transferred Assets granted by the Transferor to the Transferee pursuant to Section 2.1(d), in each case, subject to the confidentiality provisions under the GSK Agreements.

(d)           If, notwithstanding Section 2.1(a) and Section 2.1(b), the transfer of the Transferred Assets pursuant to this Sale and Contribution Agreement is characterized as a collateral transfer for security or as a financing transaction (a “Recharacterization Event”), the Transferor intends that the Transferee have a perfected security interest in, and Lien on, the Transferred Assets to secure an obligation of the Transferor to pay to the Transferee an amount equal to the value of the Transferred Assets (the “Transferor Secured Amount”).  Accordingly, if a Recharacterization Event occurs, the Transferor does hereby grant to the Transferee a security interest in, to and under the Transferred Assets and all proceeds thereof, whether now owned or existing or hereafter acquired, in each case to secure the obligation of the Transferor set forth in Section 2.1(e).

(e)           If a Recharacterization Event has occurred, the Transferor agrees to pay or cause to be paid to the Transferee all amounts that would have been required to be paid to the Transferee in respect of the Transferred Assets if the Recharacterization Event had not occurred; such payments to be made when, as and if received by the Transferor.  The maximum amount payable by the Transferor to the Transferee pursuant to this Section 2.1(e) shall be the Transferor Secured Amount.  If the Transferor fails to pay to the Transferee any such amounts, (i) the Transferee may exercise all rights and remedies of a secured party under the relevant UCC (including the rights of a secured party obtaining a Lien under Section 9-608 of the relevant UCC) and (ii) the Transferor may exercise all of the rights of a debtor granting a Lien under the relevant UCC (including the rights of a debtor granting a Lien under Section 9-623 of the relevant UCC).

Section 2.2            Purchase Price.  In full consideration for the sale, contribution, assignment, transfer, conveyance and granting of the Transferred Assets, and subject to the terms and conditions set forth herein, on the Closing Date, the fair market value of the Transferred Assets, as agreed at arm’s length by the Transferor and the Transferee, shall be paid as follows:

(i)            the Transferee shall pay (or cause to be paid) to the Transferor, or the Transferor’s designee, the sum of $229,884,049.72, in immediately available funds, by wire transfer to the Transferor Account (the “Cash Purchase Price”); and

(ii)           the Transferee shall issue to the Transferor the Retained Notes in the aggregate principal amount of $12,500,000 (together with the Cash Purchase Price, the “Purchase Price”);

it being understood that any excess portion of the consideration for the Transferred Assets, where the total consideration for the Transferred Assets is equal to the fair market value of the Transferred Assets as agreed at arm’s length by the Transferor and the Transferee, shall be a capital contribution by the Transferor to the Transferee in an amount equal to such excess portion.  The Transferee shall mark its books and records to reflect the amount of such contribution.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

The Transferor hereby represents and warrants to the Transferee as of the date hereof as follows:

Section 3.1            Organization.  The Transferor has been duly incorporated with limited liability and is validly existing under the laws of the Cayman Islands and has all power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted and to exercise its rights and to perform its obligations under this Sale and Contribution Agreement and the TRC LLC Agreement.  The Transferor is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect).

Section 3.2            No Conflicts.

(a)           None of the execution and delivery by the Transferor of any of the Transaction Documents to which the Transferor is party, the performance by the Transferor of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to or by which the Transferor or any of its assets or properties may be subject or bound, except where such violation would not have a Material Adverse Effect, (B) any contract, agreement, indenture, lease, license, deed, binding obligation or instrument to which the Transferor is a party or by which the Transferor or any of its assets or properties is bound (including the TRC LLC Agreement), except where such violation would not have a Material Adverse Effect or (C) the memorandum and articles of association of the Transferor or (ii) give rise to any additional right of termination, cancellation or acceleration of any right or obligation of the Transferor, except where such additional right of termination, cancellation or acceleration would not have a Material Adverse Effect.

(b)           Except as permitted under the Indenture, the Transferor has not granted any Lien on the Transaction Documents.

Section 3.3            Authorization.  The Transferor has all power and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of each of the Transaction Documents to which the Transferor is party and the performance by the Transferor of its obligations hereunder and thereunder have been duly authorized by the Transferor.  Each of the Transaction Documents to which the Transferor is party has been duly executed and delivered by the Transferor.  Each of the Transaction Documents to which the Transferor is party constitutes the legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 3.4            Ownership.  The Transferor is the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Transferred Assets and has good and valid title thereto, free and clear of all Liens.  None of the patents covering the Products under the Collaboration Agreement are owned by or assigned to the Transferor.  The Transferred Assets sold, contributed, assigned, transferred, conveyed and granted to the Transferee on the Closing Date have not been pledged, sold, contributed, assigned, transferred, conveyed or granted by the Transferor to any other Person.  The Transferor has full right to sell, contribute, assign, transfer, convey and grant the Transferred Assets to the Transferee.  Upon the sale, contribution, assignment, transfer, conveyance and granting by the Transferor of the Transferred Assets to the

Transferee, the Transferee shall acquire full legal and equitable title to the Transferred Assets free and clear of all Liens, other than Liens in favor of the Trustee and Liens permitted under the Indenture, and shall be the exclusive owner of the Transferred Assets.  The Transferee shall have the same rights as the Transferor would have with respect to the Transferred Assets (if the Transferor were still the owner of such Transferred Assets) against any other Person.

Section 3.5            Governmental and Third Party Authorizations.  The execution and delivery by the Transferor of the Transaction Documents to which the Transferor is party, the performance by the Transferor of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including the sale, contribution, assignment, transfer, conveyance and granting of the Transferred Assets to the Transferee) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for the filing of a Current Report on Form 8-K with the SEC, the filing of UCC financing statements, the notice to Innoviva, as manager of TRC LLC, in the form of Exhibit A attached hereto, and the amendment of Exhibit A to the TRC LLC Agreement to reflect the transfer of the Issuer Class C Units contemplated by the Transaction Documents and those previously obtained.

Section 3.6            Investment Company Status.  Assuming the accuracy of the representations and warranties of the initial purchasers of the Original Notes in the Note Purchase Agreements and compliance by the initial purchasers of the Original Notes and any subsequent purchaser of the Original Notes with the requirements set forth in the Indenture, the Transferor is not, and, after giving effect to the use of proceeds of the offering as contemplated by the Transaction Documents, would not be, required to register as an investment company under the Investment Company Act.

Section 3.7            No Litigation.  There is no action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, other proceeding or, to the knowledge of the Transferor, investigation  pending or, to the knowledge of the Transferor, threatened against the Transferor that would be a Material Adverse Change or that challenges or seeks to prevent or delay the consummation of the transactions contemplated by the Transaction Documents to which the Transferor is party.

Section 3.8            Solvency.  The Transferor is, and after giving effect to the sale and contribution of the Transferred Assets to the Transferee pursuant to this Sale and Contribution Agreement will be, solvent and able to pay its debts as they come due, and has and will have adequate capital to carry out its business as now conducted or proposed to be conducted.

Section 3.9            Tax Matters.  No deduction or withholding for or on account of any Tax has been made from any payment to the Transferor in respect of the Issuer Class C Units and, following the Closing Date, if any such deduction or withholding is required, then, under the Collaboration Agreement, GSK would be required to gross-up and indemnify TRC LLC for any withholding taxes in excess of 5%.  The Transferor has filed (or caused to be filed) all material tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes required to be paid by it, except any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP from time to time have been set aside on its books.

Section 3.10          No Brokers’ Fees.  The Transferor has not taken any action that would entitle any Person other than Morgan Stanley & Co. LLC to any commission or broker’s fee in connection with the transactions contemplated by this Sale and Contribution Agreement.

Section 3.11          TRC LLC Agreement.

(a)           Other than the Transaction Documents, the Master Agreement, the GSK Agreements and the TRC LLC Agreement, there is no written contract to which the Transferor is a party or by which any of its assets or properties is bound or committed that relates to the Transferred Assets for which breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect.  For the avoidance of doubt, the Transferor is not a party to the Master Agreement or the GSK Agreements.

(b)           The TRC LLC Agreement is in full force and effect and is the legal, valid and binding obligation of the Transferor and, to the knowledge of the Transferor, Innoviva, enforceable against the Transferor and, to the knowledge of the Transferor, Innoviva in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.  The Transferor is not in breach or violation of or in default under the TRC LLC Agreement.

Section 3.12          UCC Matters.  The Transferor’s exact legal name is, and since its formation has been, “Theravance Biopharma R&D, Inc.”  The Transferor’s jurisdiction of organization is, and since its formation has been, the Cayman Islands.  The Transferor’s registered office is, and since its formation has been, located at PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1104.  Since its formation, the Transferor has not been the subject of any merger or other corporate or other reorganization in which its identity or status was materially changed, except in each case when it was the surviving or resulting Person.

Section 3.13          Margin Stock.  The Transferor is not engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no portion of the Purchase Price shall be used by the Transferor for a purpose that violates Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

Section 3.14          Foreign Corrupt Practices.  Since December 1, 2013, except as would not be expected to have a Material Adverse Effect, none of the Transferor, any of its Subsidiaries or, to the knowledge of the Transferor, any director, officer, agent, employee, Affiliate or other Person acting on behalf and for the benefit of the Transferor or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons, with respect to the business of the Transferor or any of its Subsidiaries, of either (a) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or (b) the U.K. Bribery Act 2010, and the Transferor, its Subsidiaries and, to the knowledge of the Transferor, its other Affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the U.K. Bribery Act 2010 and have instituted and maintain policies and procedures reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.15          Money Laundering Laws.  The operations of the Transferor and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all relevant jurisdictions and the applicable rules and regulations thereunder.  No action, suit or proceeding by or before any Governmental Authority involving the Transferor or any of its Subsidiaries with respect to the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all relevant jurisdictions, the rules and regulations thereunder is pending or, to the knowledge of the Transferor, threatened.

Section 3.16          Sanctions.  None of the Transferor, any of its Subsidiaries or, to the knowledge of the Transferor, any director, officer, agent or employee is (a) a Person currently the target of any sanctions administered or enforced by (i) the United States government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, (ii) the United Nations Security Council, (iii) the European Union, or (iv) Her Majesty’s Treasury or (b) located, organized or resident in a country or territory that is the target of any comprehensive sanctions of the type described in clause (a) above.

Section 3.17          No Implied Representations by the Transferee.  The Transferor acknowledges and agrees that: (i) other than the representations and warranties of the Transferee specifically contained in Article IV, there are no representations or warranties of the Transferee for the benefit of the Transferor, and the Transferee hereby disclaims all other representations and warranties for the benefit of the Transferor, whether express, statutory or implied, in connection with this Sale and Contribution Agreement or the other Transaction Documents, and (ii) the Transferor does not rely on, and the Transferee shall have no liability in respect of, any representation or warranty not specifically set forth in Article IV.  Without limiting the foregoing, the Transferor acknowledges and agrees that, except as expressly set forth in any representation or warranty in Article IV, the Transferee shall have no liability to the Transferor for losses or damages pursuant to this Sale and Contribution Agreement (or otherwise) with respect to any information, documents or materials furnished or made available to the Transferor in any presentation, interview or in any other form or manner relating to this Sale and Contribution Agreement or the other Transaction Documents.

Notwithstanding anything in this Sale and Contribution Agreement to the contrary, (i) other than the representations and warranties of the Transferor specifically contained in this

Article III, there are no representations or warranties of the Transferor for the benefit of the Transferee, and the Transferor hereby disclaims all other representations and warranties for the benefit of the Transferee, whether express, statutory or implied, in connection with this Sale and Contribution Agreement or the other Transaction Documents, including with respect to the royalty payments made by GSK pursuant to the GSK Agreements, the Transferred Assets, the GSK Agreements, the Products and data relating to the Products including patents and patent applications and other intellectual property associated with the Products, and (ii) the Transferee does not rely on, and the Transferor shall have no liability in respect of, any representation or warranty not specifically set forth in this Article III.  Without limiting the foregoing, the Transferee acknowledges and agrees that (a)(i) the GSK Agreements, the TRC LLC Agreement and the Master Agreement generally impose confidentiality obligations on information relating to or generated in connection with those agreements and performance thereunder, and, accordingly, the Transferee has made its own investigation and assessment of the royalty payments made by GSK pursuant to the GSK Agreements, the Transferred Assets, the Products and data relating to the Products including patents and patent applications and other intellectual property associated with the Products, and (ii) except as expressly set forth in any representation or warranty in this Article III, the Transferee is not relying on, and shall have no remedies in respect of, any implied warranties whatsoever, including as to the future payment or potential payment that may be made by GSK to TRC LLC pursuant to the GSK Agreements, the future distributions or potential distributions that may be made by TRC LLC to the Transferee pursuant to the TRC LLC Agreement, the creditworthiness of GSK or TRC LLC or any of their respective Affiliates or any other matter, and (b) except as expressly set forth in any representation or warranty in Article III, the Transferor shall have no liability to the Transferee for losses or damages pursuant to this Sale and Contribution Agreement (or otherwise) with respect to any information, documents or materials furnished or made available to the Transferee or any of its Affiliates in any presentation, interview or in any other form or manner relating to this Sale and Contribution Agreement, the other Transaction Documents or the TRC LLC Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE

The Transferee hereby represents and warrants to the Transferor as of the date hereof as follows:

Section 4.1            Organization.  The Transferee is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted and to exercise its rights and to perform its obligations under this Sale and Contribution Agreement and the TRC LLC Agreement.  The Transferee is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect).

Section 4.2            No Conflicts.

(a)           None of the execution and delivery by the Transferee of any of the Transaction Documents to which the Transferee is party, the performance by the Transferee of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to or by which the Transferee or any of its assets or properties may be subject or bound, except where such violation would not have a Material Adverse Effect, (B) any contract, agreement, indenture, lease, license, deed, binding obligation or instrument to which the Transferee is a party or by which the Transferee or any of its assets or properties is bound, except where such violation would not have a Material Adverse Effect or (C) any of the organizational documents of the Transferee; or (ii) give rise to any additional right of termination, cancellation or acceleration of any right or obligation of the Transferee, except where such additional right of termination, cancellation or acceleration would not have a Material Adverse Effect.

(b)           The Transferee has not granted any Lien on the Transaction Documents except as provided herein or in any other Transaction Document.

Section 4.3            Authorization. The Transferee has all power and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which the Transferee is party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of each of the Transaction Documents to which the Transferee is party and the performance by the Transferee of its obligations hereunder and thereunder have been duly authorized by the Transferee.  Each of the Transaction Documents to which the Transferee is party has been duly executed and delivered by the Transferee.  Each of the Transaction Documents to which the Transferee is party constitutes the legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 4.4            Governmental and Third Party Authorizations.  The execution and delivery by the Transferee of the Transaction Documents to which the Transferee is party, the performance by the Transferee of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for the filing of a Current Report on Form 8-K with the SEC, the filing of UCC financing statements, the notice to Innoviva, as manager of TRC LLC, in the form of Exhibit A attached hereto, and the amendment of Exhibit A to the TRC LLC Agreement to reflect the transfer of the Issuer Class C Units contemplated by the Transaction Documents and those previously obtained.

Section 4.5            No Litigation.  There is no action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, other proceeding or, to the knowledge of the Transferee, investigation pending or, to the knowledge of the Transferee, threatened against the Transferee that challenges or seeks to prevent or delay the consummation of the transactions contemplated by the Transaction Documents to which the Transferee is party.

Section 4.6            Not a Restricted Party.  The Transferee is not a Restricted Party.

Section 4.7            No Implied Representations by the Transferor or Theravance Biopharma.

(a)           The Transferee acknowledges and agrees that: (i) other than the representations and warranties of the Transferor specifically contained in Article III, there are no representations or warranties of the Transferor for the benefit of the Transferee, and the Transferor hereby disclaims all other representations and warranties for the benefit of the Transferee, whether express, statutory or implied, in connection with this Sale and Contribution Agreement or the other Transaction Documents, including with respect to the royalty payments made by GSK pursuant to the GSK Agreements, the Transferred Assets, the GSK Agreements, the Products and data relating to the Products including patents and patent applications and other intellectual property associated with the Products, and (ii) the Transferee does not rely on, and the Transferor shall have no liability in respect of, any representation or warranty not specifically set forth in Article III.

(b)           The Transferee acknowledges and agrees that: (i) other than the representations and warranties of Theravance Biopharma specifically contained in Article V, there are no representations or warranties of Theravance Biopharma for the benefit of the Transferee, and Theravance Biopharma hereby disclaims all other representations and warranties for the benefit of the Transferee, whether express, statutory or implied, in connection with this Sale and Contribution Agreement or the other Transaction Documents, including with respect to the royalty payments made by GSK pursuant to the GSK Agreements, the Transferred Assets, the GSK Agreements, the Products and data relating to the Products including patents and patent applications and other intellectual property associated with the Products and (ii) the Transferee does not rely on, and Theravance Biopharma shall have no liability in respect of, any representation or warranty not specifically set forth in Article V.

(c)           Without limiting the foregoing, the Transferee acknowledges and agrees that (a)(i) the GSK Agreements, the TRC LLC Agreement and the Master Agreement generally impose confidentiality obligations on information relating to or generated in connection with those agreements and performance thereunder, and, accordingly, the Transferee has made its own investigation and assessment of the royalty payments made by GSK pursuant to the GSK Agreements, the Transferred Assets, the Products and data relating to the Products including patents and patent applications and other intellectual property associated with the Products, and (ii)  except as expressly set forth in any representation or warranty in Article III, the Transferee is not relying on, and shall have no remedies in respect of, any implied warranties whatsoever, including as to the future payment or potential payment that may be made by GSK to TRC LLC pursuant to the GSK Agreements, the future distributions or potential distributions that may be made by TRC LLC to the Transferee pursuant to the TRC LLC Agreement, the creditworthiness of GSK or TRC LLC or any of their respective Affiliates or any other matter, and (b) except as expressly set forth in any representation or warranty in Article III (with respect to the Transferor) and in Article V (with respect to Theravance Biopharma), neither the Transferor nor Theravance Biopharma shall have any liability to the Transferee for losses or damages pursuant to this Sale and Contribution Agreement (or otherwise) with respect to any information, documents or materials furnished or made available to the Transferee or any of its Affiliates in any presentation, interview or in any other form or manner relating to this Sale and Contribution Agreement, the other Transaction Documents or the TRC LLC Agreement.

Notwithstanding anything in this Sale and Contribution Agreement to the contrary, (i) other than the representations and warranties of the Transferee specifically contained in this Article IV, there are no representations or warranties of the Transferee for the benefit of the Transferor, and the Transferee hereby disclaims all other representations and warranties for the benefit of the Transferor, whether express, statutory or implied, in connection with this Sale and Contribution Agreement or the other Transaction Documents, and the Transferor does not rely on, and (ii) the Transferee shall have no liability in respect of, any representation or warranty not specifically set forth in Article IV.  Without limiting the foregoing, the Transferor acknowledges and agrees that, except as expressly set forth in any representation or warranty in this Article IV, the Transferee shall have no liability to the Transferor for losses or damages pursuant to this Sale and Contribution Agreement (or otherwise) with respect to any information, documents or materials furnished or made available to the Transferor in any presentation, interview or in any other form or manner relating to this Sale and Contribution Agreement or the other Transaction Documents.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THERAVANCE BIOPHARMA

Theravance Biopharma hereby represents and warrants to the Transferee as of the date hereof as follows:

Section 5.1            Organization.  Theravance Biopharma has been duly incorporated with limited liability and is validly existing under the laws of the Cayman Islands and has all power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted and to exercise its rights and to perform its obligations under this Sale and Contribution Agreement.  Theravance Biopharma is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect).

Section 5.2            No Conflicts.

(a)           None of the execution and delivery by Theravance Biopharma of this Sale and Contribution Agreement, the performance by Theravance Biopharma of its obligations contemplated hereby or the consummation of the transactions by Theravance Biopharma contemplated hereby will (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to or by which Theravance Biopharma or any of its assets or properties may be subject or bound, except where such violation would not have a Material Adverse Effect, (B) any contract, agreement, indenture, lease, license, deed, binding obligation or instrument to which Theravance Biopharma is a party or by which Theravance Biopharma or any of its assets or properties is bound, except where such violation would not have a Material Adverse Effect or (C) any of the organizational documents of Theravance Biopharma; or (ii) give rise to any additional right of termination, cancellation or acceleration of any right or obligation of Theravance Biopharma, except where such additional right of termination, cancellation or acceleration would not have a Material Adverse Effect.

(b)           Theravance Biopharma has not granted any Lien on this Sale and Contribution Agreement and the other Transaction Documents.

Section 5.3            Authorization. Theravance Biopharma has all power and authority to execute and deliver, and perform its obligations under, this Sale and Contribution Agreement, and to consummate the transactions contemplated hereby.  The execution and delivery of this Sale and Contribution Agreement and the performance by Theravance Biopharma of its obligations hereunder have been duly authorized by Theravance Biopharma.  This Sale and Contribution Agreement has been duly executed and delivered by Theravance Biopharma.  This Sale and Contribution Agreement constitutes the legal, valid and binding obligation of Theravance Biopharma, enforceable against Theravance Biopharma in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 5.4            Governmental and Third Party Authorizations.  The execution and delivery by Theravance Biopharma of this Sale and Contribution Agreement, the performance by Theravance Biopharma of its obligations hereunder and the consummation of any of the transactions by Theravance Biopharma contemplated hereunder do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for the filing of a Current Report on Form 8-K with the SEC, the filing of UCC financing statements, the notice to Innoviva, as manager of TRC LLC, in the form of Exhibit A attached hereto, and the amendment of Exhibit A to the TRC LLC Agreement to reflect the transfer of the Issuer Class C Units contemplated by the Transaction Documents and those previously obtained.

Section 5.5            No Litigation.  There is no action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, other proceeding or, to the knowledge of Theravance Biopharma, investigation pending or, to the knowledge of Theravance Biopharma, threatened against Theravance Biopharma that would be a Material Adverse Change or that challenges or seeks to prevent or delay the consummation of the transactions contemplated by this Sale and Contribution Agreement.

Notwithstanding anything in this Sale and Contribution Agreement to the contrary, (i) other than the representations and warranties of Theravance Biopharma specifically contained in this Article V, there are no representations or warranties of Theravance Biopharma for the benefit of the Transferee, and Theravance Biopharma hereby disclaims all other representations and warranties for the benefit of the Transferee, whether express, statutory or implied, in connection with this Sale and Contribution Agreement or the other Transaction Documents and (ii) the Transferee does not rely on, and Theravance Biopharma shall have no liability in respect of, any representation or warranty not specifically set forth in this Article V.

ARTICLE VI
COVENANTS

Until the Notes have been repaid, redeemed, repurchased or defeased and the Indenture has been satisfied or discharged:

Section 6.1            Notices.

(a)           Subject to applicable confidentiality restrictions and Applicable Laws relating to securities matters or other confidential matters, the Transferor shall provide the Transferee with written notice as promptly as practicable (and in any event within five Business Days) after becoming aware of any of the following: (i) any breach or default by the Transferor of or under any covenant, agreement or other provision of any Transaction Document to which it is party; (ii) any representation or warranty made by the Transferor in any of the Transaction Documents or in any certificate delivered to the Transferee pursuant to this Sale and Contribution Agreement shall prove to be untrue or inaccurate in any material respect on the date as of which made; (iii) any change, effect, event, occurrence, state of facts, development or condition that would have a Material Adverse Effect; or (iv) any Bankruptcy Event in respect of the Transferor.

(b)           The Transferor shall notify the Transferee in writing not less than 30 days prior to any change in, or amendment or alteration of, the Transferor’s (i) legal name, (ii) form or type of organizational structure or (iii) jurisdiction of organization.

(c)           Subject to applicable confidentiality restrictions and Applicable Laws relating to securities matters or other confidential matters, the Transferor shall make available such other information as the Transferee may, from time to time, reasonably request with respect to the Transferred Assets.

Section 6.2            Confidentiality.

Except as otherwise required by Applicable Law, by the rules and regulations of any securities exchange or trading system or by the FDA or any other Governmental Authority with similar regulatory authority and except as otherwise set forth in this Section 6.2, all Confidential Information furnished by the Transferor to the Transferee, as well as the terms, conditions and provisions of this Sale and Contribution Agreement and any other Transaction Document, shall be kept confidential by the Transferee and shall be used by the Transferee only in connection with this Sale and Contribution Agreement and any other Transaction Document and the transactions contemplated hereby and thereby.  Notwithstanding the foregoing, the Transferee may disclose such information to its actual and potential partners, directors, employees, managers, officers, agents, investors (including any holder of debt securities of the

Transferee and such holder’s advisors, agents and representatives), co-investors, insurers and insurance brokers, underwriters, financing parties, equityholders, brokers, advisors, lawyers, bankers, trustees and representatives subject in each case to the confidentiality requirements set forth in the GSK Agreements, the TRC LLC Agreement and the Master Agreement; provided, that such Persons (i) shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to obligations of confidentiality no less onerous than those set out herein or (ii) shall have executed and delivered a Confidentiality Agreement.

Section 6.3            Further Assurances.

(a)           Subject to the terms and conditions of this Sale and Contribution Agreement, the GSK Agreements, the Master Agreement, the TRC LLC Agreement and applicable confidentiality obligations, each of the Transferor and the Transferee will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Laws to consummate the transactions contemplated by the Transaction Documents to which the Transferor or the Transferee, as applicable, is party, including to (i) perfect the sale and contribution of the Transferred Assets to the Transferee pursuant to this Sale and Contribution Agreement, (ii) execute and deliver such other documents, certificates, instruments, agreements and other writings and to take such other actions as may be necessary or desirable, or reasonably requested by the Transferor or the Transferee, as applicable in order to consummate or implement expeditiously the transactions contemplated by any Transaction Document to which the Transferor or the Transferee, as applicable, is party, (iii) perfect, protect, more fully evidence, vest and maintain in the Transferee, good, valid and marketable rights and interests in and to the Transferred Assets free and clear of all Liens (other than those permitted by the Transaction Documents), (iv) create, evidence and perfect the Transferee’s back-up security interest granted pursuant to Section 2.1(d), and (v) enable the Transferee to exercise or enforce any of the Transferee’s rights under any Transaction Document to which the Transferor or the Transferee, as applicable, is party, including following the Closing Date.

(b)           Subject to the terms and conditions of this Sale and Contribution Agreement, the GSK Agreements, the Master Agreement, the TRC LLC Agreement and applicable confidentiality obligations, the Transferor and the Transferee shall cooperate and provide assistance as reasonably requested by the Transferor or the Transferee, as applicable, at the expense of the Transferor or the Transferee, as applicable (except as otherwise set forth herein), in connection with any litigation, arbitration, investigation or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the date hereof) to which the Transferor or the Transferee, as applicable, any of its Affiliates (other than the other party hereto) or controlling persons or any of their respective officers, directors, equityholders, controlling persons, managers, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to any Transaction Document, the transactions described herein or therein or the Transferred Assets but in all cases excluding any litigation brought by the Transferor against the Transferee or brought by the Transferee (for itself or on behalf of any Transferee Indemnified Party) against the Transferor.

(c)           Each of the Transferor and the Transferee shall comply with all Applicable Laws with respect to the Transaction Documents to which it is party, the Transferred Assets and all ancillary agreements related thereto, the violation of which would have a Material Adverse Effect.

(d)           The Transferor shall not enter into any contract, agreement or other legally binding arrangement (whether written or oral), or grant any right to any other Person, in any case that would reasonably be expected to conflict with the Transaction Documents.

Section 6.4            Payments on Account of the Transferred Assets.

(a)           Notwithstanding the terms of the Innoviva Instruction, if TRC LLC, Innoviva or any other Person pays the Class C Distributions to the Transferor (or any of its Subsidiaries other than the Transferee) directly and not to the Collection Account, then (i) such payment or distribution shall be held by the Transferor (or such Subsidiary) in trust for the benefit of the Transferee, (ii) the Transferor (or such Subsidiary) shall have no right, title or interest whatsoever in such payment or distribution and shall not create or suffer to exist any Lien thereon and (iii) the Transferor (or such Subsidiary) promptly, and in any event no later than two Business Days following the receipt by the Transferor (or such Subsidiary) of such payment or distribution, shall remit such payment or distribution to the Collection Account pursuant to Section 6.4(b) in the exact form received with all necessary endorsements.

(b)           The Transferor shall make all payments required to be made by it to the Transferee pursuant to this Sale and Contribution Agreement by wire transfer of immediately available funds, without Set-off, to the Collection Account.

(c)           The Transferee shall make all payments required to be made by it to the Transferor pursuant to this Sale and Contribution Agreement by wire transfer of immediately available funds, without Set-off, to the following account (or to such other account as the Transferor shall notify the Transferee in writing from time to time) (the “Transferor Account”):

Bank Name:	Bank of America, N.A.
ABA Number:	026009593
Account Number:	1416501926
Account Name:	Theravance Biopharma R&D, Inc.
Attention:	Asif Ali

Section 6.5            Existence.  The Transferor shall preserve and maintain its existence; provided, that the foregoing shall not prohibit the Transferor from entering into any merger, consolidation or amalgamation with, or selling or otherwise transferring all or substantially all of its assets to, any other Person if the Transferor is the continuing or surviving entity or if the surviving or continuing or acquiring entity assumes (either expressly or by operation of law) all of the obligations of the Transferor under the Transaction Documents.

Section 6.6            Payment of Expenses; Commingling of Assets.   Until the Indenture has been satisfied and discharged in full in accordance with its terms, (a) the Transferor shall pay from its own funds and assets all obligations and indebtedness incurred by it and (b) the

Transferor shall not commingle its assets with those of the Transferee except as specifically permitted in the Transaction Documents.

Section 6.7            The Master Agreement and the Extension Agreement With Respect to Theravance Biopharma.

(a)           Theravance Biopharma shall perform and comply with the Master Agreement and the Collaboration Agreement to the extent relating to the Extension Agreement and shall not take any action, or fail to take any action, that breaches, violates or could reasonably be expected to breach or violate the Master Agreement or the Collaboration Agreement to the extent relating to the Extension Agreement.

(b)           (i) Theravance Biopharma shall enforce the Master Agreement and the Collaboration Agreement to the extent relating to the Extension Agreement and its rights under the Master Agreement and the Collaboration Agreement to the extent relating to the Extension Agreement, in each case to the extent that the failure to do so under this clause (i) would be reasonably expected to have a direct or indirect material and adverse effect on Theravance Biopharma’s or its permitted transferees’, successors’ and permitted assigns’ (as applicable), including the Transferor’s and the Transferee’s, rights or obligations under the Master Agreement, the Collaboration Agreement to the extent relating to the Extension Agreement and the TRC LLC Agreement to the extent relating to the Issuer Class C Units, and (ii) Theravance Biopharma shall not amend, modify, supplement, waive, cancel, terminate or grant any consent under the Master Agreement and the Collaboration Agreement to the extent relating to the Extension Agreement, or take any other action or fail to take any action having the effect of the foregoing, or agree to do any of the foregoing directly or indirectly, in whole or in part, to the Master Agreement or the Collaboration Agreement to the extent relating to the Extension Agreement or any rights under the Master Agreement or the Collaboration Agreement to the extent relating to the Extension Agreement, in each case to the extent that such action or inaction referred to in this clause (ii) would be reasonably expected to have a direct or indirect material and adverse effect on the rights or obligations of Theravance Biopharma or its permitted transferees, successors and permitted assigns (as applicable), including the Transferor and the Transferee, under the Master Agreement, the Collaboration Agreement to the extent relating to the Extension Agreement or the TRC LLC Agreement to the extent relating to the Issuer Class C Units.

(c)           Notwithstanding anything to the contrary in the foregoing clauses (a) and (b) of this Section 6.7, Theravance Biopharma is permitted to take any action or fail to take any action with respect to any agreement or drug program (other than the Collaboration Agreement and drug programs under the Collaboration Agreement), including the Strategic Alliance Agreement and/or any drug programs (including the MABA program) that are covered under the Strategic Alliance Agreement, including a transfer, sale, mortgage, pledge, assignment or disposal of, either directly or indirectly, in whole or in part, by operation of law or otherwise, its interest in the MABA program.

(d)           It is understood and agreed between the Transferor and the Transferee that neither the Transferor nor the Transferee shall have any obligation or liability with respect to the allocations of resources, scope, intensity and duration of efforts or decisions and judgments made in connection with development and commercialization (including acts or omissions that result in or increase the likelihood of, greater or lesser commercial success): (i) with respect to, or as among, any Products or (ii) as among any one or more Products, on the one hand, and other products or therapeutically active components, on the other hand.

Section 6.8            The Master Agreement and the TRC LLC Agreement With Respect to the Transferor.

(a)           The Transferor shall perform and comply with the Master Agreement (if applicable) and the TRC LLC Agreement and shall not take any action, or fail to take any action, that breaches, violates or could reasonably be expected to breach or violate the Master Agreement (if applicable) or the TRC LLC Agreement.

(b)           (i) The Transferor shall enforce the Master Agreement (if applicable) and the TRC LLC Agreement and its rights under the Master Agreement (if applicable) and the TRC LLC Agreement, in each case to the extent that the failure to do so under this clause (i) would be reasonably expected to have a direct or indirect material and adverse effect on Theravance Biopharma’s or its permitted transferees’, successors’ and permitted assigns’ (as applicable), including the Transferor’s and the Transferee’s, rights or obligations under the Master Agreement (if applicable) and the TRC LLC Agreement, in each case to the extent relating to the Issuer Class C Units, and (ii) the Transferor shall not amend, modify, supplement, waive, cancel, terminate or grant any consent under the Master Agreement (if applicable) or the TRC LLC Agreement, or take any other action or fail to take any action having the effect of the foregoing, or agree to do any of the foregoing directly or indirectly, in whole or in part, to the Master Agreement (if applicable) or the TRC LLC Agreement or any rights under the Master Agreement (if applicable) or the TRC LLC Agreement, in each case to the extent that such action or inaction referred to in this clause (ii) would be reasonably expected to have a direct or indirect material and adverse effect on the rights or obligations of Theravance Biopharma or its permitted transferees, successors and permitted assigns (as applicable), including the Transferor and the Transferee, under the Master Agreement (if applicable) or the TRC LLC Agreement, in each case to the extent relating to the Issuer Class C Units.

(c)           The Transferor shall not take any action to, directly or indirectly, adversely impact, delay, forgive, release or compromise any amount owed to or becoming owing to Theravance Biopharma and its permitted transferees, successors and permitted assigns (as applicable), including the Transferor and the Transferee in respect of the Class C Distributions under the TRC LLC Agreement.

(d)           Notwithstanding anything to the contrary in the foregoing clauses (a), (b) and (c) of this Section 6.8, the Transferor is permitted to take any action or fail to take any action with respect to any agreement or drug program (other than the Collaboration Agreement and drug programs under the Collaboration Agreement), including the Strategic Alliance Agreement and/or any drug programs (including the MABA program) that are covered under the Strategic Alliance Agreement, including a transfer, sale, mortgage, pledge, assignment or disposal of, either directly or indirectly, in whole or in part, by operation of law or otherwise, its interest in the MABA program.

Section 6.9            Risk Retention Requirement.  Other than as permitted by the U.S. Credit Risk Retention Rules, neither the Transferor nor any of its Affiliates may sell, transfer or hedge the Retained Notes until the latest of (i) two years from the Closing Date, (ii) the date the unpaid principal balance (if applicable) of the Collateral is 33% or less of the initial unpaid principal balance of the Collateral or (iii) the first date the principal amount of the Notes is 33% or less of the original principal amount of the Notes (the “Risk Retention Period”); provided that the Risk Retention Period will end with respect to the Notes immediately upon the earlier of the time at which no Notes are outstanding and such time as the “sponsor” (as defined under the U.S. Credit Risk Retention Rules) of the offer and sale of the Notes, in its capacity as sponsor of such offer and sale, is no longer required by the U.S. Credit Risk Retention Rules to retain an economic interest in the Notes.

Section 6.10          Treatment of Notes as Debt.  The Transferor shall treat the Notes as debt for U.S. federal income tax purposes.

Section 6.11          Tax Matters.  The Transferor shall use commercially reasonable efforts to avoid being treated as engaged in a U.S. trade or business. The Transferor shall not change its jurisdiction of organization or tax residence while the Notes are outstanding prior to the Transferor providing the Trustee an opinion of nationally recognized U.S. tax counsel satisfactory to the Trustee to the effect that any such change should not cause a “significant modification” of the Notes for U.S. federal income tax purposes.

Section 6.12          Foreign Corrupt Practices.  None of the Transferor or, to the knowledge of the Transferor, any director, officer, agent, employee, Affiliate or other Person acting on behalf and for the benefit of the Transferor or any of its Subsidiaries shall materially violate the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010.

Section 6.13          Money Laundering Laws.  At all times throughout the term of this Sale and Contribution Agreement, the operations of the Transferor and its Subsidiaries will be conducted in compliance in all material respects with the applicable provisions of the Currency and Foreign Transactions Reporting Act of 1970, as amended and the applicable money laundering statutes of all relevant jurisdictions.

Section 6.14          Sanctions.  The Transferor will not, directly or knowingly indirectly, use the proceeds of the sale of the Transferred Assets, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the target of sanctions of the type described in Section 3.16(a), in each case, in violation of applicable sanctions or in any other manner that will result in a violation by any Person party hereto of sanctions of the type described in Section 3.16(a).

ARTICLE VII
THE CLOSING

Section 7.1            Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place on the Closing Date at the offices of Skadden, Arps, Slate, Meagher

& Flom LLP located at 4 Times Square, New York, New York 10036, or at such other place as the parties hereto mutually agree.

Section 7.2            Closing Deliverables of the Transferor.  At the Closing, the Transferor shall deliver or cause to be delivered to the Transferee the following:

(a)           the Servicing Agreement, the Account Control Agreement, the Pledge and Security Agreement and the Note Purchase Agreements, each executed by the Transferor;

(b)           the Innoviva Instruction executed by the Transferor; and

(c)           such other certificates, documents and financing statements as the Transferee may reasonably request, including (i) the documents contemplated by Article VI of the Note Purchase Agreements and (ii) a financing statement reasonably satisfactory to the Transferee to evidence and perfect the sale, contribution, assignment, transfer, conveyance and grant of the Transferred Assets pursuant to Section 2.1 and the back-up security interest granted pursuant to Section 2.1(d).

Section 7.3            Closing Deliverables of the Transferee.  At the Closing, the Transferee shall deliver or cause to be delivered to the Transferor the following:

(a)           the payment of the Cash Purchase Price in accordance with Section 2.2;

(b)           $12,500,000 aggregate principal amount of Retained Notes in accordance with Section 2.2; and

(c)           such other certificates, documents and financing statements as the Transferor may reasonably request.

ARTICLE VIII
INDEMNIFICATION

Section 8.1            Indemnification by the Transferor.  The Transferor agrees to indemnify and hold each of the Transferee and its Affiliates (other than the Transferor and Theravance Biopharma) and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling persons (each, a “Transferee Indemnified Party”) harmless from and against, and to pay to each Transferee Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Transferee Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, arising out of (i) any breach of any representation, warranty or certification made by the Transferor in any of the Transaction Documents to which the Transferor is party or certificates given by the Transferor to the Transferee in writing pursuant to this Sale and Contribution Agreement or any other Transaction Document, (ii) any breach of or default under any covenant or agreement by the Transferor to the Transferee pursuant to any Transaction Document to which the Transferor is party and (iii) any fees, expenses, costs, liabilities or other amounts incurred or owed by the Transferor to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Sale and Contribution Agreement; provided, however, that the foregoing shall exclude any indemnification to any Transferee Indemnified Party (A)

that has the effect of imposing on the Transferor any recourse liability for the Class C Distributions because of the insolvency or other creditworthiness problems of TRC LLC or GSK or the insufficiency of the Class C Distributions, whether as a result of the amount of cash flow arising from the failure of Innoviva to comply with the TRC LLC Agreement or the royalty payments made by GSK pursuant to the GSK Agreements or otherwise, unless resulting from the failure of the Transferor to perform its obligations under this Sale and Contribution Agreement, (B) that results from the bad faith, gross negligence or willful misconduct of such Transferee Indemnified Party or its Affiliates (other than the Transferor or Theravance Biopharma) or (C) to the extent resulting from the failure of any Person other than the Transferor to perform any of its obligations under any of the Transaction Documents.  Any amounts due to any Transferee Indemnified Party under this Section 8.1 shall be payable by the Transferor to such Transferee Indemnified Party upon demand.

Section 8.2            Indemnification by Theravance Biopharma.  Theravance Biopharma agrees to indemnify and hold each Transferee Indemnified Party harmless from and against, and to pay to each Transferee Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Transferee Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, arising out of (i) any breach of any representation, warranty or certification made by Theravance Biopharma in Article V of this Sale and Contribution Agreement (ii) any breach of or default under any covenant or agreement by Theravance Biopharma to the Transferee pursuant to Section 6.7 of this Sale and Contribution Agreement and (iii) any fees, expenses, costs, liabilities or other amounts incurred or owed by Theravance Biopharma to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Sale and Contribution Agreement; provided, however, that the foregoing shall exclude any indemnification to any Transferee Indemnified Party (A) that results from the bad faith, gross negligence or willful misconduct of such Transferee Indemnified Party or any of its Affiliates (other than the Transferor or Theravance Biopharma) or (B) to the extent resulting from the failure of any Person other than Theravance Biopharma to perform any of its obligations under any of the Transaction Documents.  Any amounts due to any Transferee Indemnified Party under this Section 8.2 shall be payable by Theravance Biopharma to such Transferee Indemnified Party upon demand.

Section 8.3            Procedures.  If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to Sections 8.1 or 8.2, as applicable, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Sections 8.1 or 8.2, as applicable, unless, and only to the extent that, the indemnifying party is actually prejudiced by such omission.  In the event that any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof in accordance with this Section 8.3, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VIII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel at the indemnifying party’s expense, (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (c) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of counsel to the indemnifying party.  It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm for each jurisdiction for all such indemnified parties.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or discharge of any claim or pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not impose any continuing material obligation or restrictions on any indemnified party.

Section 8.4            Exclusive Remedy.  Except in the case of fraud or intentional breach, following the Closing, the indemnification afforded by this Article VIII shall be the sole and exclusive remedy for money damages awarded against or incurred or suffered by a Transferee Indemnified Party in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation, warranty or certification made by a party hereto in any of the Transaction Documents or certificates given by a party hereto in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by a party hereto pursuant to any Transaction Document.  Notwithstanding anything in this Sale and Contribution Agreement to the contrary, in the event of any breach or failure in performance of any covenant or agreement contained in any Transaction Document, the non-breaching party shall be entitled to specific performance, injunctive or other equitable relief pursuant to Section 9.2.

ARTICLE IX
MISCELLANEOUS

Section 9.1            Survival.  All representations, warranties and covenants made herein and in any other Transaction Document shall survive the execution and delivery of this Sale and Contribution Agreement and the Closing. The rights hereunder to indemnification, payment of

Losses or other remedies based on such representations, warranties and covenants shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time (whether before or after the execution and delivery of this Sale and Contribution Agreement or the Closing) in respect of the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, shall not affect the rights hereunder to indemnification, payment of Losses or other remedies based on such representations, warranties and covenants.

Section 9.2            Specific Performance.  Each of the parties hereto acknowledges that the other party hereto will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents.  In such event, each of the parties hereto agrees that the other party hereto shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Sale and Contribution Agreement.

Section 9.3            Notices.  All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent or (d) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

if to the Transferor (including as Servicer under the Servicing Agreement), to:

Theravance Biopharma R&D, Inc.

c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attention:  Brett A. Grimaud, Assistant Secretary, Vice President & Assistant General Counsel

Telephone: (650) 808-3785
Facsimile: (650) 808-6095
Email: BGrimaud@theravance.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention:  Andrew M. Faulkner

Telephone: (212) 735-2853
Facsimile: (917) 777-2853
E-Mail:  andrew.faulkner@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Ave

Palo Alto, CA 94301
Attention:  Amr Razzak

Telephone: (650) 470-4533
Facsimile: (650) 798-6504
E-Mail:  amr.razzak@skadden.com

if to the Transferee, to:

Triple Royalty Sub LLC
c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attention:  Brett A. Grimaud, Vice President and Assistant Secretary

Telephone: (650) 808-3785
Facsimile: (650) 808-6095
Email: BGrimaud@theravance.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention:  Andrew M. Faulkner

Telephone: (212) 735-2853
Facsimile: (917) 777-2853
E-Mail: andrew.faulkner@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Ave

Palo Alto, CA 94301
Attention:  Amr Razzak

Telephone: (650) 470-4533
Facsimile: (650) 798-6504
E-Mail:  amr.razzak@skadden.com

if to Theravance Biopharma, to:

Theravance Biopharma, Inc.

c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attention:  Brett A. Grimaud, Assistant Secretary, Vice President & Assistant General Counsel
Telephone: (650) 808-3785

Facsimile: (650) 808-6095
Email: BGrimaud@theravance.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention:  Andrew M. Faulkner

Telephone: (212) 735-2853
Facsimile: (917) 777-2853
E-Mail:  andrew.faulkner@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Ave

Palo Alto, CA 94301
Attention:  Amr Razzak

Telephone: (650) 470-4533
Facsimile: (650) 798-6504
E-Mail:  amr.razzak@skadden.com

Each party hereto may, by notice given in accordance herewith to the other party hereto, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

Section 9.4            Successors and Assigns.

(a)           Neither the Transferor nor Theravance Biopharma shall assign or otherwise transfer this Sale and Contribution Agreement without the prior written consent of the Transferee, except that the Transferor or Theravance Biopharma, as applicable, may assign this Sale and Contribution Agreement, in whole or in part, without the consent of the Transferee to (i) an acquirer of the Transferor or Theravance Biopharma, as applicable, or a successor to all or substantially all of the assets of the Transferor or Theravance Biopharma, as applicable, whether by merger, sale of stock, sale of assets or other similar transaction, if the surviving or continuing or acquiring entity assumes (either expressly or by operation of law) all of the obligations of the Transferor or Theravance Biopharma, as applicable, under this Sale and Contribution Agreement or (ii) an Affiliate of the Transferor or Theravance Biopharma, as applicable, for so long as such Affiliate remains an Affiliate of the Transferor or Theravance Biopharma, as applicable, and if the Transferor or Theravance Biopharma, as applicable, guarantees the performance of this Sale and Contribution Agreement by such Affiliate.

(b)           Except as provided in Section 9.15, any assignment or transfer of this Sale and Contribution Agreement by the Transferee shall require the prior written consent of the Transferor and Theravance Biopharma.  The Transferor and Theravance Biopharma shall be under no obligation to reaffirm any representations, warranties or covenants made in this Sale and Contribution Agreement or any of the other Transaction Documents or take any other action in connection with any such assignment by the Transferee.

(c)           Subject to the terms and conditions of this Section 9.4, this Sale and Contribution Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.  Any purported assignment or other transfer in violation of this Section 9.4 shall be void ab initio and of no force or effect.

Section 9.5            Independent Nature of Relationship.  Except for any Capital Securities of the Transferee held by the Transferor, the Retained Notes, and the Transferor’s role as Servicer under the Servicing Agreement, the relationship between the Transferor and the Transferee is solely that of transferor and transferee, and neither the Transferor nor the Transferee has any fiduciary or other special relationship with the other party hereto or any of its Affiliates.  Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Transferor and the Transferee as a partnership, an association, a joint venture or any other kind of entity or legal form.

Section 9.6            Entire Agreement.  This Sale and Contribution Agreement and the other Transaction Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties hereto with respect to the subject matter of this Sale and Contribution Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the other Transaction Documents) has been made or relied upon by any party hereto.  Except as described in Section 9.11 and Section 9.15, neither this Sale and Contribution Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other Persons referenced in Article VIII any rights or remedies hereunder.

Section 9.7            Governing Law; Submission to Jurisdiction; Service of Process.

(a)           THIS SALE AND CONTRIBUTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Sale and Contribution Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(c)           Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Sale and Contribution Agreement in any court referred to in Section 9.7(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 9.3.  Nothing in this Sale and Contribution Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.  Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 9.8            Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SALE AND CONTRIBUTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SALE AND CONTRIBUTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

Section 9.9            Severability.  If one or more provisions of this Sale and Contribution Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Sale and Contribution Agreement, which shall remain in full force and effect, and the parties hereto shall replace such invalid, illegal or unenforceable provision with a new provision permitted by Applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable provision.  Any provision of this Sale and Contribution Agreement held invalid, illegal or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.

Section 9.10          Counterparts.  This Sale and Contribution Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

Section 9.11          Amendments; No Waivers.  Neither this Sale and Contribution Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or otherwise modified except with the written consent of the parties hereto; provided, that unless (i) the amendment or other modification is solely for purposes of correcting a technical error, inconsistency or ambiguity, adding to the covenants or agreements to be observed by the Transferee for the benefit of the Noteholders, complying with the requirements of the SEC or any other regulatory body or any Applicable Law or (ii) the amendment or other modification does not adversely affect the interests of the Noteholders in any material respect as confirmed in an Officer’s Certificate of the Transferee, the Transferee shall provide at least ten (10) Business Days’ prior written notice of the amendment or other modification to the Noteholders and the amendment or the modification shall not be effective if the Controlling Party notifies the Transferee within such ten (10) Business Day period that it would be materially adversely affected by the amendment or other modification and does not consent to the amendment or other modification.  The Noteholders shall be third party beneficiaries of this Sale and Contribution Agreement for purposes of this provision.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.  The rights and remedies of the Noteholders provided in this Section 9.11 shall be cumulative and not exclusive of any rights or remedies of the Noteholders provided by Applicable Law.

Section 9.12          Limited Recourse.  The Transferor accepts that the enforceability against the Transferee of any obligations of the Transferee hereunder shall be limited to the Collateral and the Issuer Pledged Collateral.  Once all such Collateral and Issuer Pledged Collateral has been realized upon and such Collateral and Issuer Pledged Collateral has been applied in accordance with the Indenture, any outstanding obligations of the Transferee to the Transferor hereunder shall be extinguished.  The Transferor further agrees that it shall take no action against any employee, director, officer or administrator of the Transferee in relation to this Sale and Contribution Agreement; provided, that nothing herein shall limit the Transferee (or its permitted successors or assigns) from pursuing claims, if any, against any such Person; provided, further, that the foregoing shall not in any way limit, impair or otherwise affect any rights of the Transferor to proceed against any employee, director, officer or administrator of the Transferee (a) for intentional and willful fraud or intentional and willful misrepresentations on the part of or by such employee, director, officer or administrator or (b) for the receipt by any such employee, director, officer or administrator of the Transferee of any distributions or payments to which the Transferor or any successor in interest is entitled.  For the avoidance of doubt, this Section 9.12 does not affect the obligations of any holder of Capital Securities of the Transferee under the Pledge and Security Agreement or the ability of the Trustee or any Noteholder to exercise any rights or remedies it may have under the Pledge and Security Agreement.

Section 9.13          Cumulative Remedies for the Transferor.  The remedies herein provided for the Transferor are cumulative and not exclusive of any remedies provided by Applicable Law.

Section 9.14          Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Sale and Contribution Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 9.15          Acknowledgment and Agreement.  Each of the Transferor and Theravance Biopharma expressly acknowledges and agrees that all of the Transferee’s right, title and interest in, to and under this Sale and Contribution Agreement shall be pledged and assigned to the Trustee as collateral by the Transferee pursuant to the Indenture, and each of the Transferor and Theravance Biopharma consents to such pledge and assignment.  Each of the parties hereto acknowledges and agrees that the Trustee, acting on behalf of the Noteholders, is a third party beneficiary of the rights of the Transferee arising hereunder that have been assigned and pledged to the Trustee under the Indenture, which rights may be enforced by the Trustee only so long as an Event of Default has occurred and is continuing and the Trustee is exercising remedies under the Indenture, in each case (if required thereunder) at the Direction of the Controlling Party.  In all other cases, the Transferee shall have the right to give and withhold consents and exercise or refrain from exercising rights and remedies hereunder.  The Trustee shall also be a third party beneficiary of this Sale and Contribution Agreement in order to permit the Trustee to exercise such other rights as are granted to the Trustee hereunder.

Section 9.16          Currency Exchange.  If, for the purpose of obtaining a judgment or order in any court, it is necessary to convert a sum due hereunder from Dollars into another currency, the Transferor has agreed, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Transferee could purchase Dollars with such other currency in the Borough of Manhattan, The City of New York on the Business Day preceding the day on which final judgment is given.

Section 9.17          Judgment Currency.  The obligation of the Transferor in respect of any sum payable by it to the Transferee hereunder shall, notwithstanding any judgment or order in a currency other than Dollars, be discharged only to the extent that, on the Business Day following receipt by the Transferee of any sum adjudged to be so due in the Judgment Currency, the Transferee may in accordance with normal banking procedures purchase Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to the Transferee in the Judgment Currency (determined in the manner set forth in Section 9.16), the Transferor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Transferee against such loss, and, if the amount of the Dollars so purchased exceeds the sum originally due to the Transferee, the Transferee shall remit to the Transferor such excess, provided that the Transferee shall have no obligation to remit any such excess as long as the Transferor shall have failed to pay the Transferee any obligations due and payable to the Transferee hereunder, in which case such excess may be applied to such obligations of the Transferor in accordance with the terms hereof. The foregoing indemnity shall constitute a separate and independent obligation of the Transferor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

Section 9.18          Waiver of Immunity.  To the extent that the Transferor or Theravance Biopharma may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Transferor or Theravance Biopharma, as the case may be, irrevocably agrees with respect to any matter arising under this Sale and Contribution Agreement for the benefit of the Transferee not to claim, and irrevocably waives, such immunity to the full extent permitted by the Applicable Laws of such jurisdiction.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Sale and Contribution Agreement as of the day and year first written above.

THERAVANCE BIOPHARMA R&D, INC.

By:	/s/ Brett A. Grimaud
	Name:	Brett A. Grimaud
	Title:	Assistant Secretary, Vice President
and Assistant General Counsel

TRIPLE ROYALTY SUB LLC

By:	/s/ Brett A. Grimaud
	Name:	Brett A. Grimaud
	Title:	Vice President and Assistant
Secretary

TRIPLE ROYALTY SUB LLC

Sale and Contribution Agreement

The following party shall be a party to this Agreement solely with respect to Articles V and IX and Sections 6.7, 8.2, 8.3 and 8.4:

THERAVANCE BIOPHARMA, INC.

By:	/s/ Bradford J. Shafer
	Name:	Bradford J. Shafer
	Title:	Executive Vice President and Secretary

TRIPLE ROYALTY SUB LLC

Sale and Contribution Agreement

EXHIBIT A

FORM OF INNOVIVA INSTRUCTION

November 30, 2018

VIA FACSIMILE

Innoviva, Inc.

2000 Sierra Point Parkway, Suite 500

Brisbane, California 94005

Attention:   Eric d’Esparbes, Senior Vice President & Chief Financial Officer

E-mail:  eric.desparbes@inva.com

Facsimile: (650) 872-5083

Ladies and Gentlemen:

Reference is hereby made to that certain limited liability company agreement (as amended from time to time, the “TRC LLC Agreement”) of Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC LLC”), dated as of May 31, 2014, between Innoviva, Inc., a Delaware corporation (formerly known as Theravance, Inc.) (“Innoviva”), and Theravance Biopharma R&D, Inc. (“Theravance Biopharma R&D”), as assignee of Theravance Biopharma, Inc. (“Theravance Biopharma”), pursuant to the Assignment and Assumption Agreement, dated as of June 1, 2014, by and among Theravance Biopharma, as the assignor, Theravance Biopharma R&D, as the assignee, and Innoviva, Inc., as the manager of TRC LLC and as a member of TRC LLC.

Pursuant to the Sale and Contribution Agreement, dated as of November 30, 2018, by and among Theravance Biopharma R&D, as the transferor, Triple Royalty Sub LLC, as the transferee (the “Transferee”), and Theravance Biopharma, Inc., Theravance Biopharma R&D transferred to the Transferee its right, title and interest as a holder of 6,375 Class C Units in TRC LLC.  Following such transfer, the Transferee, a wholly-owned subsidiary of Theravance Biopharma R&D, will become a member of TRC LLC.

As of January 1, 2019, you, as the manager of TRC LLC, are hereby irrevocably and unconditionally directed to cause TRC LLC to make all payments and distributions due to the Transferee, as a member of TRC LLC, by wire transfer in United States dollars to the following account:

Bank Name:  U.S. Bank National Association
ABA Number: 091000022
Account Number: 275915000
Reference: Triple Royalty Notes Collection Acct

In addition, as of November 30, 2018, you, as the manager of TRC LLC, are hereby irrevocably and unconditionally directed to amend Exhibit A to the TRC LLC Agreement to reflect the admission of the Transferee as a new member of TRC LLC and the holder of 6,375 Class C Units in TRC LLC.

Further, you are hereby irrevocably and unconditionally instructed to send all reports or other notices sent or required to be sent to the Transferee pursuant to the TRC LLC Agreement, to the following parties at the following addresses, beginning immediately:

Triple Royalty Sub LLC

c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard

South San Francisco, CA 94080
Attention:  Brett A. Grimaud, Vice President and Assistant Secretary

Facsimile: (650) 808-6095
Email: BGrimaud@theravance.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention:  Andrew M. Faulkner
Facsimile: (917) 777-2853
E-Mail:  andrew.faulkner@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Ave

Palo Alto, CA 94301

Attention:  Amr Razzak

Telephone: (650) 470-4533

Facsimile: (650) 798-6504

E-Mail:  amr.razzak@skadden.com

Theravance Biopharma R&D, Inc., as Servicer

c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attention:  Brett A. Grimaud, Assistant Secretary, Vice President & Assistant General Counsel
Facsimile: (650) 808-6095
Email: BGrimaud@theravance.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036

Exhibit A-2

Attention:  Andrew M. Faulkner
Facsimile: (917) 777-2853
E-Mail:  andrew.faulkner@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Ave

Palo Alto, CA 94301

Attention:  Amr Razzak

Telephone: (650) 470-4533

Facsimile: (650) 798-6504

E-Mail:  amr.razzak@skadden.com

Exhibit A-3

Thank you for your cooperation regarding this matter.

Very truly yours,

THERAVANCE BIOPHARMA R&D, INC.

By:
Name:
Title:

Exhibit A-4

Annex A

Rules of Construction and Defined Terms